UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 Levit Green Boulevard, Suite 310

Houston, Texas 77021

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2026, Plus Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as the underwriter (the “Underwriter”), pursuant to which the Company (a) agreed to issue and sell, in an underwritten public offering (the “Offering”), an aggregate of (i) 39,473,684 shares of common stock, par value $ 0.001 per share (the “Common Stock”), of the Company and (ii) warrants to purchase 39,473,684 shares of Common Stock (the “Warrants”), at a combined public offering price of $0.38 per share and Warrant, and (b) granted the Underwriter a 30-day option to purchase up to an additional 5,921,052 shares of Common Stock, additional Warrants to purchase up to 5,921,052 shares of Common Stock or any combination thereof, at the public offering price, in each case less underwriting discounts and commissions. Each Warrant is immediately exercisable, entitles the holder to purchase one share of Common Stock at an exercise price of $0.38 per share and expires five (5) years from the date of issuance. On January 14, 2026, the Underwriter exercised its over-allotment option with respect to additional Warrants to purchase 5,921,052 shares of Common Stock.

The Offering closed on January 15, 2026. Net proceeds from the Offering were approximately $13.3 million after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes.

The shares of Common Stock and Warrants described above were offered and sold pursuant to a registration statement on Form S-1 (File No. 333-292637), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2026, and a registration statement on Form S-1 (File No. 333-292717), which was filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), on January 13, 2026 and became effective upon filing (collectively, the “Registration Statement”). A final prospectus relating to the Offering was filed pursuant to Rule 424(b) under the Securities Act with the SEC on January 14, 2026. The Offering was made only by means of a prospectus forming part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, the Company has agreed not to (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (ii) file any registration statement or amendment or supplement with respect thereto, subject to certain exceptions, during the 45-day period following the date of the Underwriting Agreement. Additionally, each of the directors and executive officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company’s securities which they hold, subject to certain exceptions, during the 45-day period following the date of the Underwriting Agreement.

For a period of 120 days after the date of the final prospectus, the Company is prohibited from effecting or entering into an agreement to effect any issuance shares of common stock or any common stock equivalents (or a combination of units thereof) involving a “variable rate transaction,” which is a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of its common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of its common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for its common stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled.

The foregoing does not purport to be a complete description of each of the Underwriting Agreement and the Warrants, and each is qualified in its entirety by reference to the full text of each such document, the forms of which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 8.01	Other Events.

On January 14, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, by and between the Company and Lake Street Capital Markets, LLC, dated as of January 13, 2026.

4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.4 to Form S-1 filed with the SEC on January 9, 2026).

99.1	Press Release dated January 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2026

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer